AUTHORIZED PARTICIPANT AGREEMENT

AUTHORIZED PARTICIPANT AGREEMENT (this "Agreement”) dated as of ____________, is between Archer Distributors, LLC ("Distributor"), Arrow Investment Trust and Arrow ETF Trust (the "Trust") on behalf of its series listed on Schedule I, as amended from time to time (each a "Fund" and, collectively, the "Funds") and __________________. (the "Participant"), and is subject to acceptance by Brown Brothers Harriman & Co., the index receipt agent ("Index Receipt Agent") for the Trust.

R E C I T A L S

WHEREAS, Index Receipt Agent serves as the index receipt agent for the Trust and the Funds and is an "index receipt agent" as that term is defined in the rules of the National Securities Clearing Corporation ("NSCC").

WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management company, and each Fund operates as an exchange-traded fund or "ETF".

WHEREAS, Distributor provides services as principal underwriter of the Funds acting on an agency basis in connection with the sale and distribution of the class of shares issued by the Funds known as "Shares" and such Shares are listed for trading on one or more U.S. national securities exchanges or associations.

WHEREAS, the process by which an investor purchases and redeems Shares from a Fund is described in the Trust's current prospectuses and statements of additional information, as each may be supplemented or amended from time to time (the "Prospectus") and comprise part of the Trust's registration statement, as amended, on Form N-1 A (the "Registration Statement")(hereinafter collectively, "Fund Documents").

WHEREAS, Shares may be purchased or redeemed directly from the Fund only in aggregations of a specified number, known as a "Creation Unit," and the number of Shares presently constituting a Creation Unit of each Fund is set forth in each Fund's Prospectus.

WHEREAS, Creation Units of Shares may be purchased only by or through an entity that has entered into an Authorized Participant Agreement with the Distributor and is either a participant in the Depository Trust Company ("OTC") or a broker-dealer or other participant in the Continuous Net Settlement System (the "CNSS") of NSCC; and to purchase a Creation Unit, an authorized OTC Participant or CNSS participant, whether acting for its own account or on behalf of another party, generally must deliver to the relevant Fund an in-kind basket of specified securities (the "Deposit Securities") and/or an amount of cash computed as described in the Fund Documents (the "Balancing Amount," and together with the Deposit Securities, the "Fund Deposit"), plus a transaction fee as described in the Fund Documents (the "Transaction Fee"); and to redeem a Creation Unit, an authorized DTC participant or CNSS participant, whether acting for its own account or on behalf of another party, generally must deliver to the relevant Fund a Creation Unit of Shares and a Balancing Amount, plus a Transaction Fee in exchange for a basket of securities (if different from the Deposit Securities for the relevant day, the

"Redemption Securities").

WHEREAS, the Participant wishes to act as a participant with respect to the Funds, and the parties seek to set forth the procedures by which the Participant may purchase and/or redeem Creation Units (i) through the CNSS clearing processes of NSCC as such processes have been enhanced to effect purchases and redemptions of Creation Units, such processes being referred to herein as the "Clearing Process," or (ii) outside the Clearing Process through the DTC systems. The procedures for processing an order to purchase Shares (a "Purchase Order") and an order to redeem Shares (a "Redemption Order," and Purchase Orders and Redemption Orders generically, "Orders") are described in the Fund Documents.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

DBl/ 93972058.2

Section 1. Participant

(a)  DTC Status. The Participant hereby represents, covenants, and warrants that, throughout the term of this Agreement: with respect to (i) all Orders of Creation Units of any Fund, it is and will continue to be a participant in DTC ("DTC Participant"); (ii) all Orders of Creation Units initiated through the CNSS Clearing Process, it is a member of NSCC and a participant in the CNSS and (iii) all Orders of Creation Units through another clearing process, it has the ability to transact through such processes, as designated by such Shares or Fund.

If the Participant loses its status as a DTC Participant or NSCC member, or its eligibility to participate in the CNSS, the Participant shall promptly notify the Distributor in writing of the change in status and this Agreement shall immediately become voidable by the Trust. Upon such notice, the Distributor, in its sole discretion, may terminate this Agreement. The Participant agrees that it shall be bound by all of the obligations of a DTC Participant in addition to any obligations that it undertakes in accordance with this Agreement or the Fund Documents.

(b)  Registration Status. The Participant hereby represents and warrants that it is registered as a broker- dealer under the Securities Exchange Act of 1934, as amended, is qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business pursuant to this Agreement and is a member in good standing of the Financial Industry Regulatory Authority, Inc. ("FIN RA"). The Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the tem1 of this Agreement to the extent applicable to the Participant's activities as an authorized participant hereunder. The Participant agrees to comply with all applicable U.S. federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the FJNRA By-Laws and NASD

Conduct Rules (or with comparable FINRA Conduct Rules, if such NASO Conduct Rules are subsequently renamed, repealed, rescinded, or are otherwise replaced by FINRA Conduct Rules), to the extent the foregoing relates to its role as an authorized participant under this Agreement, and that it will not offer or sell Shares of any Fund in any state or jurisdiction where such Shares may not lawfully be offered and/or sold.

(c)  Qualification of Shares. If the Participant is offering and selling Shares of any Fund in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered or qualified as a broker or dealer, or to be a member of FINRA, as set forth above, the Participant nevertheless agrees to observe the applicable laws of the jurisdiction in which such offer and/or sale of Shares is made.

(d)  Activities of Participant. The Participant understands and acknowledges that the proposed method by which Creation Un its will be created and traded may raise certain issues under applicable securities laws. For example, because new Creation Units may be issued and sold by the Fund on an ongoing basis, a "distribution," as such term is used in the Securities Act of 1933, as amended (the "1933 Act"), may occur. The Participant understands and acknowledges that some activities on its part, depending on the circumstances and certain interpretations of applicable law, and under certain possible interpretations of applicable law, could be interpreted as resulting in its being deemed a participant in the distribution in a manner that could render it a statutory underwriter and could subject it to the prospectus delivery and liability provisions of the 1933 Act. Whether a person is an underwriter depends upon all of the facts and circumstances pertaining to that person's activities, and for the avoidance of doubt, the Participant shall not be considered an underwriter of the Shares.

(e)  Independent Contractor. Each party acknowledges and agrees that, for all purposes of this Agreement, the Participant is an independent contractor, and has no authority to act as agent for the Funds or the Distributor in any matter or in any respect under this Agreement, except to the extent it is expressly engaged by an adviser of a Fund to act as such an agent in the case that such party requests that the Participant, acting in its capacity as a broker or dealer, purchase for the Fund in respect of a cash creation some or all of the securities comprising a basket underlying a Creation Unit. The Participant agrees, to the extent reasonably practicable, to make itself and its employees available, upon reasonable request and with reasonable advance notice, during normal business hours to consult with the Trust or the Distributor or their respective designees concerning the performance of the

Participant's responsibilities under this Agreement, provided that the Participant shall be under no obligation to divulge or otherwise discuss any information that the Participant believes: (i) is confidential or proprietary in nature or (ii) the disclosure of which to third parties would be in violation of applicable law or regulation or is otherwise prohibited.

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(f)  Irrevocable Proxy. The Participant represents that from time to time it may be a beneficial and/or legal owner of Shares. To the extent that it is a beneficial owner and/or legal owner of Shares, the Participant agrees to irrevocably appoint Distributor as its agent and proxy with full authorization and power to vote (or abstain from voting) its beneficially or legally owned Shares of the Fund that the Participant is or may be entitled to vote at any meeting of shareholders of the Fund held after the date this Agreement is executed whether annual or special and whether or not an adjourned meeting, or, if applicable, to give written consent with respect thereto. The Distributor shall mirror vote (or abstain from voting) the Participant's beneficially owned Shares in the same proportion as the votes (or abstentions) of all other shareholders of the Fund on any matter, question or resolution submitted to the vote of shareholders of the Fund. The Distributor, as agent and proxy for Participant under this Section l (f), (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or substitute attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys in any lawful manner deemed appropriate by it, including in writing, by telephone, facsimile, electronically (including through the Internet) or otherwise. The Distributor's irrevocable proxy shall terminate upon termination of this Agreement.

(g)  Anti-Money Laundering. The Participant represents that it has policies, procedures and internal controls in place that are reasonably designed to comply with applicable anti-money laundering laws and regulations, including applicable provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, the regulations administered by the

U.S.	Department of the Treasury's Office of Foreign Assets Control, and the rules promulgated by the SEC.

Distributor shall verify the identity of each participant and maintain identification verification and transactional records related to this Agreement in accordance with the requirements of applicable laws and regulations aimed at the prevention and detection of money laundering and/or terrorism activities. The parties

u understand that the scope of the Distributor's obligations in this regard are impacted by the fact that each Participant is a registered broker-dealer in good standing with FIN RA pursuant to paragraph I (b) above.

(h)  Privacy. The Participant affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation.

(i)  Affiliations. The Participant represents, covenants and warrants that, during the term of this Agreement, it will undertake steps designated to mitigate the risk that the Participant is an affiliated person of a Fund, a promoter or a principal underwriter of a Fund or an affiliated person of such persons.

U) Marketing Materials. The Participant represents, warrants, and agrees that it will not make, in connection with any sale or solicitation of a sale of Shares, any representations concerning Shares, the Trust or the Funds, other than those not inconsistent with the Funds' then-current Prospectuses or Marketing Materials (as defined below) furnished to the Participant by the Distributor. The Participant agrees not to furnish or cause to be furnished to any person, or display or publish, any information or materials relating to Shares, including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials ("Marketing Materials"), unless such Marketing Materials are furnished to the Participant by the Distributor or approved in writing by the Distributor prior to use. The Participant understands that the Fund will not be advertised or marketed as an open-end investment company, i.e., as a mutual fund, and that any Marketing Materials will prominently disclose that the Shares are not individually redeemable. In addition, the Participant understands that any Marketing Materials that address redemption of Shares, including the Prospectuses, will disclose that Shares may be tendered for redemption to the issuing Fund only in whole Creation Units.

Notwithstanding anything to the contrary in this Agreement, the Participant and its affiliate may, without the written approval of the Distributor, prepare and circulate in the regular course of their businesses, research reports, sales literature, and other similar materials that include information, opinions, or recommendations relating to Shares, provided that such research reports, sales literature, and other similar materials comply with applicable NASO rules (or comparable FINRA rules, if such NASD rules are subsequently renamed, repealed, rescinded, or are otherwise replaced by FINRA rules). Note the standi ng anything to the contrary in this Agreement, Marketing Materials shall not include: (i) written materials of any kind that generally mention a Fund without recommending the Fund (including in connection with a list of products sold through the Participant or in the context of asset allocations), (ii)

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materials prepared and used for the Participant's internal use only, (iii) brokerage communications, including correspondence and institutional communications, as defined under FINRA rules, prepared by the Participant in the normal course of its business, and (iv) research reports; provided, however, that any such materials prepared by the Participant comply with applicable FINRA rules and other applicable laws, rules and regulations.

The Distributor will provide, or cause to be provided, to the Participant copies of the then-current Prospectuses and any printed supplemental information in reasonable quantities upon request. The Distributor will notify the Participant when a revised, supplemented or amended Prospectus for any Fund is available and deliver or otherwise make available to the Participant copies of such revised, supplemented or amended Prospectus at such time and in such numbers as to enable the Participant to comply with any obligation it may have to deliver such Prospectus to its customers. As a general matter, the Distributor will make such revised, supplemented, or amended Prospectuses available to the Participant no later than its effective date. The Distributor agrees that the names and addresses and other information concerning Participant's customers are and shall remain the sole property of the Participant and none of the Distributor, the Trust or any of their respective affiliates shall use such names, addresses or other information concerning Participant's customers for any purpose except in connection with the performance of their duties and responsibilities hereunder and except for servicing, or as may otherwise be required by applicable law.

(k) Acknowledgment. The Participant acknowledges receipt of the Prospectus and represents that it has had an opportunity to review the Prospectus and ask questions with respect to the terms thereof. The Distributor agrees to process orders, or cause its agents to process Orders, for creation and redemption in accordance with the provisions of the Prospectus. The Index Receipt Agent acknowledges that it is required to process Orders for creations and redemptions in accordance with applicable provisions of the Prospectus.

The Distributor may deliver electronically a single prospectus, annual or semi-annual report or other shareholder information (each, a "Shareholder Document ") to persons who have effectively consented to such electronic delivery. The Distributor will deliver Shareholder Documents electronically by sending consenting persons an e-mail message informing them that the applicable Shareholder Document has been posted and is available on the relevant Fund 's website and providing a hypertext link to the document. By signing this Agreement, the Participant hereby consents to the foregoing electronic delivery of all Shareholder Documents to thee-mail I address set forth in Section 8 of this Agreement. The Participant further understands and agrees that unless such consent is revoked, the Participant can obtain access to the Shareholder Documents from the Distributor only electronically. The Participant can revoke the consent to electronic delivery of Shareholder Documents at any time by providing written notice to the Distributor. The Participant agrees to maintain the e-mail address set forth on the signature page to this Agreement and further agrees to promptly notify the Distributor if its e-mail address changes. The Participant understands that it must have continuous Internet access to access all Shareholder Documents.

(1)  Books and Records. The Participant agrees, to the extent required by applicable law, to maintain all books and records of all sales of Shares made by or through it pursuant to its obligations under the federal securities laws, to the extent it can do so in compliance with applicable privacy and customer protection laws, policies, and contractual obligations.

Section 2 . Purchases and Redemptions of Shares.

Al l Purchase Orders and Redemption Orders shall be made in accordance with the terms of the Fund

Documents. The Participant agrees that any use by it of the Index Receipt Agent's electronic interface or portal for order entry shall be subject in all respects to the terms and conditions set forth in Annex I hereto. Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it in its role under this Agreement. The Funds reserve the right to issue additional or other commercially reasonable procedures relating to the manner of purchasing or redeeming Creation Units, and the Participant agrees to comply with such procedures as may be issued from time to time and upon reasonable advance notice to the Participant and opportunity to object. The Participant acknowledges and agrees on behalf of itself and any party for which it may be acting that a Purchase Order or Redemption Order shall be irrevocable. The Participant may not cancel a Purchase Order or a Redemption Order after it is placed, though Distributor agrees to undertake commercially reasonable efforts to accommodate

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requests by the Participant to cancel an Order if reasonably possible. The Funds (or the Distributor on behalf of the Funds) shall retain the right to, reasonably and in good faith, reject any Purchase Order or Redemption Order, or suspend transactions in Shares, in accordance with the terms of the Fund Documents; provided, however, in any case, the relevant Fund (or the Distributor on behalf of the Funds) will use commercially reasonable efforts to notify the Participant prior to such rejection of its intention to reject such Order. Neither the Distributor nor the relevant Fund shall be liable to any person by reason of the rejection of any Order so long as such rejection is a result of the rejecting party's good faith determination that such Order fails to comply with the Fund Documents. Except as provided herein nor in the Fund Documents, following rejection of an Order, the Fund will promptly return to the Participant all consideration received in connection with the Order.

Nothing in this Agreement shall obligate the Participant to create or redeem one or more Orders or to sell, offer to sell, or promote the Shares.

It is contemplated that phone lines, to the extent used in connection with the purchase and redemption of Creation Units, including use by representatives of the Distributor, Index Receipt Agent or the Trust and any affiliates thereof, will be recorded, and the Participant hereby consents to the recording of all calls in connection with the purchase and redemption of Creation Units, provided that such recording or a transcript, which has been retained in accordance with the recording party's usual document retention policy, will be made available to the Participant upon the Participant's reasonable request. Jn the event that the recording party becomes legally compelled to disclose to any third party any recording involving communications with the Participant, the recording party (unless prohibited by applicable rule of law) shall provide the Participant with reasonable advance written notice identifying the recordings to be so disclosed, together with copies of such recordings, so that the Participant may seek a protective order or other appropriate remedy with respect to the recordings or waive its right to do so. In the event that such protective order or other remedy is not obtained, or the Participant waives its right to seek such protective order or remedy, the recording party must furnish only that portion of the recorded conversation that, accord i ng to legal counsel, is legally required to be furnished and will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the recorded conversation; provided that the recording party shall not be required to incur any expenses in obtaining such treatment without reimbursement for reasonable expenses by the Participant. The recording party shall not otherwise disclose to any third party any recording involving communications with the Participant without the Participant's express written consent, except the recording party may disclose to a regulator or self-regulatory organization, to the extent required by applicable rule or law, recordings involving communications with the Participant.

(a)  Orders Through Clearing Process. With respect to Purchase Orders or Redemption Orders processed through the Clearing Process, the Participant hereby authorizes the Index Receipt Agent to transmit to the NSCC on behalf of the Participant such instructions, including amounts of the Deposit Securities and Balancing Amounts as are necessary, consistent with the instructions issued by the Participant to the Distributor and then transmitted by the Distributor to the Index Receipt Agent. The Participant agrees to be bound by the terms of such instructions issued by the Index Receipt Agent and reported to NSCC on the Participant's behalf as though such instructions were issued by the Participant directly to NSCC; provided, however, that the Participant shall not under any circumstances be bound by or held liable for any loss, liability, damages, costs, or expenses resulting from communication errors occur ring between the Distributor and the Index Receipt Agent, or the Index Receipt Agent and NSCC to the extent that such instructions between the Distributor and the Index Receipt Agent, or the Index Receipt Agent and NSCC do not accurately reflect the information communicated by the Participant to the

Distributor or the Index Receipt Agent. In the case of such a communication error, liability shall rest, as applicable, with the Distributor, the Index Receipt Agent and/or such other person determined to be responsible for the error unless those parties agree to allocate responsibility amongst themselves.

(b)  Orders for Global Funds. Participant understands that each Fund holding any foreign securities ("Global Funds") has caused its custodian to maintain with a sub-custodian for such Fund an account in the relevant foreign jurisdiction to which the Participant shall deliver or cause to be delivered, as applicable, securities and cash in connection with a transaction in a Creation Unit whether acting in such transaction on behalf of itself or any third party, in accordance with the terms and conditions applicable to such account in such jurisdiction.

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(c)  Good Title; Restricted Securities. The Participant represents that upon delivery of Deposit Securities to the Custodian, the relevant Fund will acquire good and unencumbered title to such Deposit Securities, free and clear of all liens, restrictions, charges, and encumbrances, and not subject to any adverse claims, including without limitation any restrictions upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Participant or any party for which it is acting in connection with a Purchase Order; or (ii) any provision of the 1933 Act, and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction. In particular, the Participant represents that no such securities are "restricted securities" as such term is used in Rule 144(a)(3)(i) under the 1933 Act in the hands of the Participant immediately prior to such delivery. The representation provided in this Section 2(c) excludes restrictions due to the status of the Trust, and any of the Funds or the Funds' adviser as an "affiliate" of such issuer of the Deposit Securities under Rule 144 under the 1933 Act and any other restriction that derives from facts, status or events that are particular to the Trust, the Fund or the Funds' adviser.

(d)  Authorized Representatives. The Participant shall deliver to the Funds, with copies to the Distributor and the Index Receipt Agent, the "AP Authorized Representative Documentation Package" (see Schedule 3 hereto) certifying the names and signatures of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request, or instruction on behalf for the Participant (each an "Authorized Representative"). Such certification may be accepted and relied upon by the applicable Fund, the Distributor, and the Index Receipt Agent as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect when received by the Funds. After such certification is accepted by the relevant Fund, the Participant may authorize additional Authorized Representatives to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Participant by delivering to the relevant Fund, with a copy to the Distributor and the Index Receipt Agent, an updated AP Authorized Representative Documentation Package. Upon the termination or revocation of authority of such Authorized Representative by the Participant, the Participant shall give, as promptly as practicable under the circumstances, written notice (via e-mail is permissible) of such fact to the relevant Fund, with copies to the Distributor, and the Index Receipt Agent and such notice shall be effective upon receipt by the relevant Fund.

(e)  Cash Amount. The Participant hereby agrees that, in connection with a Purchase Order for a Fund investing only in securities of issuers domiciled in the United States ("Domestic Fund"), it will make available on or before the date as specified in the Prospectus upon which delivery of Deposit Securities, Shares and/or any cash component, as applicable, must be made by the Participant to the Trust (the "Contractual Settlement Date"), immediately available or same-day funds sufficient to pay the Balancing Amount, together with the applicable Transaction Fee. The Participant hereby agrees that, In connection with a Purchase Order for a Global Fund, it will make available at least one day before the Contractual Settlement Date, immediately available or same-day funds sufficient to pay the Balancing Amount, together with the applicable Transaction Fee. Any excess funds will be promptly returned following settlement of the Purchase Order. The Participant hereby agrees to ensure that the Balancing Amount will be received by the issuing Fund in accordance with the terms of the Fund Documents and this Agreement, and in the event payment of such Balancing Amount has not been so made, the Participant agrees to promptly pay the Balancing Amount together with the applicable Transaction Fee.

(f) Open for Business. The Participant understands and agrees that Redemption Orders may be submitted only on days that the Trust is open for business, including as required by Section 22(e) of the 1940 Act.

(g)  Dividends and Distributions by Deposit and Redemption Securities. With respect to any Redemption Order, the Participant acknowledges and agrees to return to a Fund any dividend, distribution, Pinterest, or other corporate action paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the relevant Fund. With respect to any Redemption Order, the Participant also acknowledges and agrees that a Fund is entitled to reduce the amount of money or other proceeds due to the Participant or any party for which it is acting by an amount equal to any dividend, distribution, interest, or other corporate action to be paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the relevant Fund. If, however, the Fund so reduces the amount of money or

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other proceeds due to the Participant or any party for which it is acting, the Participant shall not be required to return to the Fund dividends, distributions, interest, or other corporate actions paid to it or to the party for which it is acting as is contemplated in the first sentence of this paragraph equal to the amount so reduced by the Fund. Likewise, a Fund shall return to the Participant or any party for which it is acting, any dividend, distribution, interest, or other corporate action paid to it in respect of any Deposit Security that is transferred to the relevant Fund that, based on the valuation of such Deposit Security at the time of transfer should have been paid to the Participant or any party for which it is acting.

With respect to any Purchase Order, each Fund acknowledges and agrees to return to the Participant or any party for which it is acting any dividend, distribution, interest or other corporate action paid to the relevant Fund in respect of any Deposit Security that is transferred to the relevant Fund that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Participant or any party for which it is acting. With respect to any Purchase Order, each Fund also acknowledges and agrees that the Participant is entitled to reduce the amount of money or other proceeds due to the relevant Fund by an amount equal to any dividend, distribution, Interest, or other corporate action to be paid to the relevant Fund in respect of any Deposit Security that is transferred to the relevant Fund and that, based on the valuation of such Deposit Security at the time of transfer, should, in accordance with the tem1s of the instrument or corporate action and industry custom in the applicable market, have been paid to the Participant. If, however, the Participant so reduces the amount of money or other proceeds due to the relevant Fund, then the relevant Fund is entitled, in turn, to retain such dividend, distribution, interest, or other corporate action. Likewise, the Participant acknowledges and agrees to return to a Fund any dividend, distribution, interest, or other corporate action paid to the Participant or any party for which it is acting in respect of any Deposit Security that is transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the relevant Fund.

(h)  Transfer Failures. When making a Redemption Order, the Participant understands and agrees that in the event Shares are not transferred to the relevant Fund in accordance with the terms of the Fund Documents, such Redemption Order may be rejected by the Fund. Either the Fund or the Distributor will give the Participant prompt notice of any such rejection.

(i)  Beneficial Ownership Required for Redemption. The Participant represents, covenants and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Units unless it has ascertained or has reasonable grounds to believe that it or its customer, as the case may be, owns outright or will own outright as of the Contractual Settlement Date, or has the full legal authority and legal and beneficial right or will have full legal authority and legal and beneficial right to tender the requisite number of Fund Shares to be redeemed as of the Contractual Settlement Date, and that such Shares have not been borrowed from or loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement, or any other agreement that, under such circumstance, would preclude the delivery of such Shares to the relevant Fund on the Contractual Settlement Date.

U) One Account. The Participant understands that Shares of any Fund may be redeemed only when one or more Creation Units are held in the account of the Participant as of the relevant Contractual Settlement Date.

(k) Foreign Clients of Participant. Notwithstanding anything to the contrary in this Agreement or the Prospectus, the Participant understands and agrees that residents of certain countries are entitled to receive only cash upon redemption of a Creation Unit. Accordingly, the Participant will confirm that any request it submits for an in- kind redemption has not been submitted on behalf of a Beneficial Owner who is a resident of a country requiring that all redemptions be made in cash.

(I) Delivery of Cash Collateral. As described in the Fund Documents, from time to time the Trust may, in its sole discretion, permit cash collateral to be posted to the Custodian (or such other agent as may be agreed in writing by the Participant and the Trust from time to time) for the benefit of a Fund in anticipation of delivery of all or a portion of the requisite Deposit Securities, and may require additional cash collateral of 105% of the daily market value of such Deposit Securities to be posted, In the sole discretion of the Trust. The Fund may at any time use such cash collateral to purchase Deposit Securities without further consultation with the Participant. To the

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extent permitted by the Fund Documents, the Participant shall be responsible for any and all expenses and costs incurred by the Trust, including all Cash Amounts, in connection with any Purchase Orders placed by the Participant. The Participant understands and agrees that In the event collateral or the Fund Deposit are not fully transferred to the Trust by the time specified, a Purchase Order may be cancelled by the Trust and the Participant will be solely responsible for any and all expenses and costs incurred by the applicable Fund, Distributor and the Index Receipt Agent related to the cancelled Purchase Order. Orders processed through the NSCC via CNS are not eligible for cash collateralization.

Section 3. Beneficial Ownership.

The Participant represents and warrants that either (i) it does not hold for its own account, or for the account of any single Beneficial Owner of Creation Units of the relevant Fund, eighty percent (80%) or more of the outstanding Shares of the relevant Fund, or (ii) if it does hold eighty percent (80%) or more of the outstanding Shares of the relevant Fund, either for its own account or for the account of any single Beneficial Owner of Creation Units of the relevant Fund, that such a circumstance would not cause the Trust to have a basis in the Deposit Securities deposited with the Trust different from the fair market value of such Deposit Securities, pursuant to Sections 351 and 362 of the Internal Revenue Code of 1986, as amended.

Section 4. Indemnification

This Section 4 shall survive the termination or expiration of this Agreement.

(a)  The Participant hereby agrees to indemnify and hold harmless the Trust, the Funds, the Distributor, the Index Receipt Agent, and their respective subsidiaries, affiliates, directors, managers, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a "Participant Indemnified Party") from and against any loss, liability, fine, penalty, cost, or expense, including reasonable attorneys' fees, and the reasonable costs of investigation, including reasonable costs involved in defending itself in connection with an investigation (collectively, "Losses") incurred by such Participant Indemnified Party as a result of (i) any material breach by the Participant of any provision of this Agreement, including any material failure on the part of the Participant to perform any of its obligations set forth in th is Agreement, unless such breach or failure occurred as a result of the Participant's strict adherence to instructions reasonably given to it by a Participant Indemnified Party; (ii) any material failure by the Participant to com ply with applicable laws, including the federal securities laws, the rules and regulations thereunder and the rules and regulations of self-regulatory organizations, to the extent the foregoing relates to the Participant's transactions in, and activities with respect to, Shares under this Agreement, except that the Participant shall not be required to indemnify a Distributor Indemnified Party to the extent that such failure was caused by the Participant's adherence to instructions given or representations made by the Trust, any Fund, the Distributor, the Index Receipt Agent or any Participant Indemnified Party, as applicable; or (iii) any actions of such Participant Indemnified Party i n reliance upon any instructions reasonably believed by the Distributor and/or the Index Receipt Agent to be genuine and to have been given by the Participant. The Participant shall not be liable under this Section 4(a) with respect to any claim made against any Participant Indemnified Party unless the Participant Indemnified Party shall have notified the Participant in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Participant Indemnified Party (or after the Participant Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Participant of any claim shall not relieve the Participant from any liability which it may have to any Participant Indemnified Party against whom such action is brought otherwise than on account of the indemnity contained in this Section 4(a) and shall release it from such liability under this Section only to the extent it has been materially prejudiced by such failure to give notice. The Participant shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims. If the Participant elects to assume the defense, the defense shall be conducted by counsel chosen by the Participant. Notwithstanding the foregoing, the Participant shall have no liability under this paragraph for any Losses resulting from (i) the gross negligence or willful misconduct of any Participant Indemnified Party; or (ii) the violation of the federal securities laws committed by a Participant Indemnified Party. The Participant shall not be liable to the Participant Indemnified Parties for any losses arising out of mistakes or errors in data provided to the Participant, or out of interruptions or delays of communications, caused by a service provider to the Funds, nor is the Participant

8

liable for any action, representation, or solicitation made by the wholesalers of the Funds or any Losses associated therewith.

(b)  The Distributor hereby agrees to indemnify and hold harmless the Participant and the Index Receipt Agent, their respective subsidiaries, Authorized Representatives, affiliates, directors, managers, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a "Distributor Indemnified Party"), from and against any Losses incurred by such Distributor Indemnified Party as a result of (i) any material breach by the Distributor of any provision of this Agreement, including any material failure on the part of the Distributor to perform any of its obligations set forth in this Agreement, unless such breach or failure occurred as a result of Distributor's strict adherence to instructions reasonably given to it by a Participant Indemnified Party; (ii) any material failure by the Distributor to comply with applicable laws, including the federal securities laws, the rules and regulations thereunder and rules and regulations of self-regulatory organizations unless such failure reoccurred as a result of the Distributor's strict adherence to instructions reasonably given to it by a Participant Indemnified Party; (iii) any false or misleading statement or any allegedly false or misleading statement of a material fact contained in the Registration Statement of the Trust as originally filed with the SEC or in any amendment thereof, or in any Fund Documents, or any amendment thereof or supplement thereto, or in any Marketing Materials, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in light of the circumstances In which they were made) not misleading; or (iv) actions of such Distributor Indemnified Party in reliance upon any instructions reasonably believed by the Participant and/or the Index Receipt Agent to be genuine and to have been given by the Distributor. The Distributor shall not be liable under this Section 4(b) with respect to any claim made against any Distributor Indemnified Party unless the Distributor Indemnified Party shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor Indemnified Party (or after the Distributor Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have too any Distributor Indemnified Party against whom such action is brought otherwise than on account of the indemnity contained in this Section 4(b) and shall release it from such liability under this Section only to the extent it has been materially prejudiced by such failure to give notice. The Distributor shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by the Distributor and satisfactory to the Distributor Indemnified Parties in the suit and who shall not, except with the consent of the Distributor Indemnified Parties, be counsel to the Distributor. If the Distributor does not elect to assume the defense of any suit, it will reimburse the Distributor Indemnified Parties in the suit for the reasonable fees and expenses of any counsel retained by them. Notwithstanding the foregoing, the Distributor shall have no liability under this paragraph for any Losses resulting from (i) the gross negligence or willful misconduct of any Distributor

Indemnified Party; or (ii) the violation of the federal securities laws committed by a Distributor Indemnified Party. Except as otherwise provided herein, the Distributor shall not be liable to the Distributor Indemnified Parties for any losses arising out of mistakes or errors in data provided to the Distributor, or out of interruptions or delays of communications, caused by any Distributor Indemnified Party or any Losses associated therewith.

(c)  Except for acts of gross negligence or willful misconduct, the Trust, Funds, the Distributor, the Index Receipt Agent, or any person who controls such persons with in the meaning of Section 15 of the 1933 Act, shall not be liable to the Participant for any damages arising from any differences in performance between the Fund Deposit and the relevant Fund 's benchmark index.

(d)  Settlement. No indemnifying party, as described in paragraphs (a) and (b) of this Section 4, shall, without the written consent of the Participant Indemnified Party or the Distributor Indemnified Party, as the case maybe, affect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Participant Indemnified Party or Distributor Indemnified Party, as the case may be, from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Participant

Indemnified Party or Distributor Indemnified Party, as the case may be.

9

(e)  The Trust hereby agrees to indemnify and hold harmless the Participant, its respective affiliates, directors, partners, members, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a "Trust Indemnified Party") from and against any Loss incurred by such Trust Indemnified Party as a result of any material breach by the Trust of its representations in Section 6 hereof. All Shares represent interests in their underlying series, the assets and liabilities of which are separate and distinct. Any indemnification provided by the Trust in connection with the Shares shall be limited to the corresponding assets of such series.

Section 5. Trust as Third-Party Beneficiary.

The Participant and the Distributor understand and agree that the Trust is a third-party beneficiary to this Agreement and, as such, is entitled and intends to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust.

Section 6. Representations of the Trust.

This Section 6 shall survive the termination or expiration of this Agreement.

The Trust represents and warrants that (i) the Prospectus is effective, no stop order of the SEC or any other federal, state or foreign regulatory authority or self-regulatory authority, with respect thereto has been issued, no proceedings for such purpose have been instituted or, to its knowledge, are being contemplated; (ii) the Trust's Registration Statement and each Prospectus included therein conforms in all material respects to the requirements of all applicable law, and the rules and regulations of the SEC thereunder and does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, (in the case of a Prospectus, in light of the circumstances under which they were made), not misleading; (iii) the Shares, when issued and delivered against payment of consideration thereof, as provided in this Agreement, will be duly and validly authorized, issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights; (iv) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Shares, except the registration of the Shares under the 1933 Act; (v) Shares will be listed for trading on a national exchange; (vi) any and all Marketing Materials prepared by the Trust or the Funds' adviser and provided to the Participant in connection with the offer and sale of Shares shall comply with applicable law, including without limitation, the provisions of the 1933 Act and the rules and regulations thereunder and applicable requirements of FINRA, and will not contain any untrue statement of a material fact related to a Fund or the Shares or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and (vi i) it, along with the Distributor, on its own behalf and on behalf of the Trust, will not name the Participant in the Prospectus (other than being named as a five percent (5%) Beneficial Owner in response to Item l 8(b) of Form N-I A, if applicable, or unless such naming is required by law, rule, or regulation), Marketing Materials, or on the Distributor's, Trust's, or Funds' websites without the prior written consent of the Participant, unless such naming is required by law, rule, or regulation. If the Participant agrees to be identified In the Prospectus, Marketing Materials, or on the Distributor's, Trust's, or Funds' websites, upon the termination of this Agreement, (i) the Distributor shall remove any reference to the Participant from the Prospectus and Marketing Materials, and (ii) the Distributor shall promptly update the Distributor's, Trust's, and Funds' respective websites to remove any identification of the Participant as an authorized participant of the Trust.

Section 7. Defined Terms.

Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Fund Documents.

Section 8. Notices.

Except as otherwise specifically provided, all notices required or permitted to be given pursuant hereto, including any amendments or modifications as contemplated by Section 9 herein, shall be given in writing and

10

delivered by personal delivery; by Federal Express or other similar delivery service; by registered or certified United States first class mail, return receipt requested; or by e-mail, facsimile, or similar means of same-day delivery (with a confirming copy by mail as provided herein). All notices to the Distributor, Trust or the Participant shall be directed as set forth in this Section 8, except that in the case of communications by the Distributor or Index Receipt Agent to the Participant during the order creation or redemption process, specifically in the case of the Distributor's or Index Receipt Agent's attempt to contact an Authorized Representative of the Participant with respect to, among other things, ambiguous instructions or the suspension or cancellation of an order, the Distributor or Index Receipt Agent, as the case may be, agrees to contact the applicable Authorized Representative that placed the Purchase Order or Redemption Order or, if such person is unavailable, an available Authorized Representative on the same trading desk.

(i)	If to the Distributor:

Archer Distributors, LLC

6100 Chevy Chase Drive

Laurel, MD 20707

(ii)        If to the Trust:

Arrow Investment Trust / Arrow ETF Trust

Attn: Legal Counsel

c/o Gemini Fund Services, LLC 17605 Wright Street, Suite 2

Omaha, Nebraska 68130

with a copy to:

Brown Brothers Harriman

BROWN BROTHERS HARRIMAN & CO.

50 Post Office Square Boston, MA 021 10

(iii)      If to the Participant:

______________________________
______________________________

______________________________

Attn:

E-mail:

Section 9. Effectiveness, Termination and Amendment.

This Agreement shall become effective upon execution and delivery by each of the parties hereto. This Agreement may be terminated at any time by any party upon thirty (30) calendar days prior written notice to the other parties and may be terminated earlier by a party at any time in the event of a breach by another party of any provision of this Agreement or the Fund Documents. This Agreement supersedes any prior agreement, whether written or oral, between or among the parties concerning the matters governed hereby. This Agreement may be terminated immediately by a party at such time as the Trust, the Distributor or the Participant becomes insolvent or becomes the subject of a bankruptcy proceeding or winding up. This Agreement may be amended by the Trust and the Distributor from time to time without the consent of the Participant by the following procedure: the Trust or the Distributor will mail a copy of the proposed amendment to the Participant in compliance with Section 8 herein; if the Participant does not object in writing to the amendment within ten (10) business days after receipt of the proposed amendment, the amendment will become part of this Agreement in accordance with its terms.

Section 10. Governing Law.

This Section 10 shall survive the termination or expiration of this Agreement.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the conflict of law provisions thereof. The parties irrevocably submit to the personal jurisdiction and service and venue of any New York State or United States Federal court sitting in New York, New York having subject matter jurisdiction, for the purposes of any suit, action or proceeding arising out of or relating to this

11

Agreement or any action taken or omitted hereunder, and waive any claim of forum non conveniens. The parties further waive personal service of any summons, complaint or other process and agree that service thereof may be made by certified or registered mail directed to such party at such party's address for purposes of notices hereunder. THE PARTIES HERETO IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 11. Assignment.

No party to this Agreement shall assign any rights, interests or obligations hereunder without the prior written consent of the other party hereto, which shall not be unreasonably withheld, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement so long as the entity is able to comply and fulfill the duties and obligations under this Agreement and the other parties to this Agreement are not materially and adversely affected by such assignment. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change. Any purported assignment in violation of the provisions hereof shall be null and void. Any permitted assignee or successor shall be bound by the terms of this Agreement.

Section 12. Headings.

Any headings in this Agreement are for convenience only and do not change the mean i ng of any provision of this Agreement.

Section 13. Counterparts.

This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. This Agreement shall be deemed executed by all parties when any one or more counterparts hereof or thereof, individually or taken together, bears the original facsi m i le or scanned signatures of each of the parties.

Section 14. Severance.

If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra-national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein, so long as this Agreement, as so modified, continues to express, without material change, the original intent of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits, obligations or expectations of the parties to this Agreement.

Section 15. No Strict Construction.

The language used in this Agreement shall be deemed to be the language chosen by the parties to this Agreement to express their mutual intent, and no rule of strict construction shall be applied against any party.

Section 16. Force Majeure.

Neither the Distributor, the Trust, the Index Receipt Agent, nor the Participant shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation: acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or

12

malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

[Signature page follows]

13

IN WITNESS WHEREOF, the parties hereto have executed this Authorized Participant Agreement as of the date set forth above.

Archer Distributor

Signature: _____________

Name: ________________

Title: ________________

Arrow Investment Trust

Signature: _____________

Name: ________________

Title: ________________

Arrow ETF Trust

Signature: _____________

Name: ________________

Title: ________________

AP Firm

Signature: _____________

Name: ________________

Title: ________________

Brown Brother Harriman & Co

Signature: _____________

Name: ________________

Title: ________________

14

SCHEDULE 1

Trust, Funds, Creation Unit Sizes and Effective Date

Trust	Fund	Creation Unit Size	Effective Date
Arrow ETF Trust	Arrow Dow Jones Global Yield ETF	75,000	March 14, 2014
Arrow Investments Trust	Arrow DWA Tactical ETF	100,000	September 30, 2014
Arrow Investments Trust	Arrow DWA Country Rotation ETF	50,000	TBD
Arrow Investments Trust	Arrow Reserve Capital Management ETF	50,000	March 31, 2017
Arrow Investments Trust	Arrow Reverse Cap 500 ETF	50,000	TBD

15

SCHEDULE 2

Arrow Dow Jones Global Yield ETF

Basket Value Shares Price $ 1,875,000 75,000 $ 25.00

a.       Initial Basket Size:

b.	Creation Preference:	Delivery of entire basket In-Kind
c.	Transaction Fees:
	Fixed Transaction Fee:	$ 3,170.00

Variable Transaction Fee Range:

Maximum is 200 BPS of NAV

Minimum of 50 BPS of NAV for 1 unit, 40 BPS of NAV for 2-3 units

30 BPS of NAV for 4 or more units

Conditional Cash-In-Lieu processes and imposition of a variable fee charge as part of the Transaction Fee:

Cash-In-Lieu Trade Date (T) Process:

T-1 Trade called in trades with Distributor (NLD), Affirmation by Fund Sponsor T Trade date confirmation based on closing daily PCF NAV, Minimum post T+3 Settlement and initial P&L

T+5 Final P&L and details – reconciliation of P&L if needed (additional amount requested or posted)

d.	Collateral required for unsettled positions: 105%
e.	Rebalance Process, schedule for the last business day of January, April, July, and October of each year.
a.	Custom baskets may be permitted and may be associated with the rebalancing and/or reconstitution of the Fund’s underlying index. Custom baskets will be designed to comply with exemptive relief on which the Fund relies to operate as an ETF.
b.	One day prior to the Fund’s underlying index rebalancing and/or reconstituting, the basket for the Fund that reflects such rebalancing and/or reconstitution will be published.
f.	The most up-to-date Transaction Fee schedule, including its fixed and variable transaction fee components, will be disclosed in the Prospectus and/or SAI, which, if necessary, will be supplemented.
g.	The same Transaction Fee schedule, including its fixed and variable transaction fee components, will apply to all Authorized Participants; no Authorized Participant will be given preferential or discriminatory treatment.
h.	Upward or downward adjustments in the amount of any fixed or variable transaction fee, and how it will be imposed (e.g., graduated scale for multiple units), will be rationally related to the expected transaction costs associated with effecting the Create or Redeem under anticipated market conditions.
i.	The Transaction Fee, including each of its fixed and variable transaction fee components, will advance the goal of protecting existing shareholders by minimizing the dilutive costs associated with the purchase of create units.
16

Arrow Reserve Capital Management ETF

a.
Basket Value Shares Price $ 5,000,000 50,000 $ 100.00

Initial Basket Size:

b.	Creation Preference: Delivery of entire basket In-Kind
c.	Transaction Fees:

Fixed Transaction Fee: $ 150.00

Variable Transaction Fee: None

d.       Conditional Cash-In-Lieu processes and imposition of a variable fee charge as part of the Transaction Fee:

Cash-In-Lieu Trade Date (T) Process:

T-1 Trade called in trades with Distributor (NLD), Affirmation by Fund Sponsor T Trade date confirmation based on closing daily PCF NAV, Minimum post T+3 Settlement and initial P&L

T+5 Final P&L and details – reconciliation of P&L if needed (additional amount requested or posted)

d.	Collateral required for unsettled positions: 105%
e.	Rebalance Process, schedule for the last business day of January, April, July, and October of each year.
a.	Custom baskets may be permitted and may be associated with the rebalancing and/or reconstitution of the Fund’s underlying index. Custom baskets will be designed to comply with exemptive relief on which the Fund relies to operate as an ETF.
b.	One day prior to the Fund’s underlying index rebalancing and/or reconstituting, the basket for the Fund that reflects such rebalancing and/or reconstitution will be published.
f.	The most up-to-date Transaction Fee schedule, including its fixed and variable transaction fee components, will be disclosed in the Prospectus and/or SAI, which, if necessary, will be supplemented.
g.	The same Transaction Fee schedule, including its fixed and variable transaction fee components, will apply to all Authorized Participants; no Authorized Participant will be given preferential or discriminatory treatment.
h.	Upward or downward adjustments in the amount of any fixed or variable transaction fee, and how it will be imposed (e.g., graduated scale for multiple units), will be rationally related to the expected transaction costs associated with effecting the Create or Redeem under anticipated market conditions.
i.	The Transaction Fee, including each of its fixed and variable transaction fee components, will advance the goal of protecting existing shareholders by minimizing the dilutive costs associated with the purchase of create units.
17

Arrow DWA Tactical: Macro ETF

Basket Value Shares Price $ 1,000,000 10,000 $ 10.00

a.       Initial Basket Size:

b.	Creation Preference:	Delivery of entire basket In-Kind
c.	Transaction Fees:
	Fixed Transaction Fee:	$ 500.00

Variable Transaction Fee Range:

Maximum is 200 BPS of NAV

Minimum of 10 BPS of NAV

Conditional Cash-In-Lieu processes and imposition of a variable fee charge as part of the Transaction Fee:

Cash-In-Lieu Trade Date (T) Process:

T-1 Trade called in trades with Distributor (NLD), Affirmation by Fund Sponsor T Trade date confirmation based on closing daily PCF NAV, Minimum post T+3 Settlement and initial P&L

T+5 Final P&L and details – reconciliation of P&L if needed (additional amount requested or posted)

d.	Collateral required for unsettled positions: 105%
e.	Rebalance Process, schedule for the last business day of January, April, July, and October of each year.
a.	Custom baskets may be permitted and may be associated with the rebalancing and/or reconstitution of the Fund’s underlying index. Custom baskets will be designed to comply with exemptive relief on which the Fund relies to operate as an ETF.
b.	One day prior to the Fund’s underlying index rebalancing and/or reconstituting, the basket for the Fund that reflects such rebalancing and/or reconstitution will be published.
f.	The most up-to-date Transaction Fee schedule, including its fixed and variable transaction fee components, will be disclosed in the Prospectus and/or SAI, which, if necessary, will be supplemented.
g.	The same Transaction Fee schedule, including its fixed and variable transaction fee components, will apply to all Authorized Participants; no Authorized Participant will be given preferential or discriminatory treatment.
h.	Upward or downward adjustments in the amount of any fixed or variable transaction fee, and how it will be imposed (e.g., graduated scale for multiple units), will be rationally related to the expected transaction costs associated with effecting the Create or Redeem under anticipated market conditions.
i.	The Transaction Fee, including each of its fixed and variable transaction fee components, will advance the goal of protecting existing shareholders by minimizing the dilutive costs associated with the purchase of create units.
18

Arrow DWA Tactical: International ETF

Basket Value Shares Price $ 1,500,000 50,000 $ 30.00

a.       Initial Basket Size:

b.	Creation Preference:	Delivery of entire basket In-Kind
c.	Transaction Fees:
	Fixed Transaction Fee:	$ 1,100.00

Variable Transaction Fee: None

Conditional Cash-In-Lieu processes and imposition of a variable fee charge as part of the Transaction Fee:

Cash-In-Lieu Trade Date (T) Process:

T-1 Trade called in trades with Distributor (NLD), Affirmation by Fund Sponsor T Trade date confirmation based on closing daily PCF NAV, Minimum post T+3 Settlement and initial P&L

T+5 Final P&L and details – reconciliation of P&L if needed (additional amount requested or posted)

d.	Collateral required for unsettled positions: 105%
e.	Rebalance Process, schedule for the last business day of January, April, July, and October of each year.
a.	Custom baskets may be permitted and may be associated with the rebalancing and/or reconstitution of the Fund’s underlying index. Custom baskets will be designed to comply with exemptive relief on which the Fund relies to operate as an ETF.
b.	One day prior to the Fund’s underlying index rebalancing and/or reconstituting, the basket for the Fund that reflects such rebalancing and/or reconstitution will be published.
f.	The most up-to-date Transaction Fee schedule, including its fixed and variable transaction fee components, will be disclosed in the Prospectus and/or SAI, which, if necessary, will be supplemented.
g.	The same Transaction Fee schedule, including its fixed and variable transaction fee components, will apply to all Authorized Participants; no Authorized Participant will be given preferential or discriminatory treatment.
h.	Upward or downward adjustments in the amount of any fixed or variable transaction fee, and how it will be imposed (e.g., graduated scale for multiple units), will be rationally related to the expected transaction costs associated with effecting the Create or Redeem under anticipated market conditions.
i.	The Transaction Fee, including each of its fixed and variable transaction fee components, will advance the goal of protecting existing shareholders by minimizing the dilutive costs associated with the purchase of create units.
19

Arrow Reverse Cap 500 ETF

Basket Value Shares Price $ 1,250,000 50,000 $ 10.00

a.       Initial Basket Size:

b.	Creation Preference:	Delivery of entire basket In-Kind
c.	Transaction Fees:
	Fixed Transaction Fee:	$ 500.00

Plus, a Variable Transaction Fee to be charged in accordance with the Fund’s current prospectus

Conditional Cash-In-Lieu processes and imposition of a variable fee charge as part of the Transaction Fee:

Cash-In-Lieu Trade Date (T) Process:

T-1 Trade called in trades with Distributor (NLD), Affirmation by Fund Sponsor T Trade date confirmation based on closing daily PCF NAV, Minimum post T+3 Settlement and initial P&L

T+5 Final P&L and details – reconciliation of P&L if needed (additional amount requested or posted)

d.	Collateral required for unsettled positions: 105%
e.	Rebalance Process, schedule for the last business day of January, April, July, and October of each year.
a.	Custom baskets may be permitted and may be associated with the rebalancing and/or reconstitution of the Fund’s underlying index. Custom baskets will be designed to comply with exemptive relief on which the Fund relies to operate as an ETF.
b.	One day prior to the Fund’s underlying index rebalancing and/or reconstituting, the basket for the Fund that reflects such rebalancing and/or reconstitution will be published.
f.	The most up-to-date Transaction Fee schedule, including its fixed and variable transaction fee components, will be disclosed in the Prospectus and/or SAI, which, if necessary, will be supplemented.
g.	The same Transaction Fee schedule, including its fixed and variable transaction fee components, will apply to all Authorized Participants; no Authorized Participant will be given preferential or discriminatory treatment.
h.	Upward or downward adjustments in the amount of any fixed or variable transaction fee, and how it will be imposed (e.g., graduated scale for multiple units), will be rationally related to the expected transaction costs associated with effecting the Create or Redeem under anticipated market conditions.
i.	The Transaction Fee, including each of its fixed and variable transaction fee components, will advance the goal of protecting existing shareholders by minimizing the dilutive costs associated with the purchase of create units.
20

AP AUTHORIZED PERSONS DOCUMENTATION PACKAGE

1.	OVERVIEW

In 3ccordance with the Authorized Participant Agreement {the AP Agreement} between Archer Distributors, LLC (Distributor} and _______________ (the Participant} dated as of ________, and subject to acceptance by Brown Brothers Harriman & Co. (index Receipt Agent), as Index Receipt Agent, this Authorized Representatives Documentation Package Is Intended to delineate the roles and responsibilities of Individual personnel at the Participant who are deemed Authorized Representatives" within the meaning of the AP Agreement .

Index Receipt Agent, as part of our due diligence process, will verify the Identity of any person or firm Instructing with respect to an Authorized Representative's access to place ETF creation/redemption orders (e.g., set up, amendment or remov.il) or settlement of assets (e.g., cash or security) by referring to this package, as completed by the Participant. Index Receipt Agent Will Initiate a "callback" to authenticate certain Instructions received, as outlined below.

To that end, Index Receipt Accent requires the follow documentation from the Participant:

a.	Completion of the attached form to identify Authorized Representatives and define their role at the Participant. Please see below for definitions to assist In your completion of the form.

Authorized Representatives for Initiating C>F Creation or Redemption orders, {I.e., "Authorized Traders)' Index Receipt Agent declines Authorized Traders as those individuals authorized to submit facsimile, telephone or electronic Exchange Traded Fund (ETF) creation or redemption orders. Index Receipt Agent acknowledges th3t any ETF creation or redemption Instruction received by the Participant from an Individual named as an Authorized Trader shall be deemed an instruction transmitted by an Authorized Representative, subject to the parameters set forth by the terms of the AP Agreement.

i.       BBH WORLDVIEW APEX

Participants may elect to be set up with access to Authorized Participant Exchange (APEX), Index Receipt Agent’s web· based Interface for Authorized Traders to submit ETF creation and redemption Instructions electronically. APEX Ls accessed through BBH Worldview. Authorized Traders can enter and cancel Instruction via the online portal {where applicable before fund trading cut off).

ii.       Authorized Representatives for providing settlement Instructions, i.e., “Authorized Settlement Person” ·

Index Receipt Agent defines and Authorized Settlements Person as those Individual• Authorized to instruct cash or security settlement instructions related to an ETF Creation and Redemption order. Index Receipt Agent acknowledges that any cash or security instruction received by the Participant from an individual named as an Authorized Settlements Person shall be deemed an instruction transmitted by an Authorized Representative, subject to the parameters set forth by the terms of the AP Agreement.

iv.       Col/bocks

The following types of Instructions received via telephone, fax or e-mail will require a callback to an Authorized Representative to authenticate the Instruction. Index Receipt Agent requires the designation of individuals to whom a call back can be placed/performed. Instructions requiring a callback Include but are

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not limited to the following:

Authorized Representative Establishment and Profile Set up

Authorized Representative Trader Access Additions/Amendments and Removal

BBH WorldVicw• APEX set up requests

Standard Security and C4sh Settlement Instructions

Index Receipt Agent may require a callback for additional instruction types at its sole discretion.

b.	Documentation to Validate Authorized Signer of the AP Agreement

Given the authorities granted by virtue or the AP Agreement, Index Receipt Agent Is required to perform a review/validation to ensure the signature is received from a representative of the Participant authorized to execute such a document and makes the related representation to Index Receipt Agent. Index Receipt Agent will verify the individual's signature against appropriate documentation such as a Certificate of Incumbency er Secretary's Cert1ncate to ensure the signer Is authorized to execute the AP Agreement and is validated as an authorized party.

Please contact BBH AP Serves with any questions related to this information.

T617.772.4812 | BBH.AP.Servicess@bbh.com

AP AUTHORIZED PERSONS DOCUMENTATION PACKAGE

Date: ___________________

2. FORM

Please complete the below form as applicable.

a. INFORMATION REQUIRED FOR AUTHORIZED PERSONS

For "Authorized Traders" Indicate 'V' for those persons authorized to Instruct Creations and Redemptions on behalf of the AP

For "APEX" Indicate 'Y' for those persons authorized to submit Creations and Redemptions on APEX, BBH's online order taking platform

For "Set Up/Amend/Remove” Indicate 'Y' for those persons authorized to create New Trader Access or amend or delete Current Trader Access

For "Callback" indicate 'Y' for those persons authorized to verbally confirm any Instruction related AP/Trader Access co-submit creation/redemption orders on behalf of the AP via phone, fax, or APEX.

for "Security Settlement Instructions" Indicate 'Y' for those persons authorized to provide standard security Instructions (Authorized Settlements Person)

For "Security Settlement Instruction Callback" indicate 'Y' for those persons authorized to verbally confirm standard security instructions (Authorized settlements Person)

For "Cash Settlement Instructions" Indicate 'Y' for those persons authorized to provide standard cash Instructions (Authorized Settlements Person)

For “cash Settlement Instruction Callback" Indicate 'Y' for those persons authorized to verbally confirm standard security Instructions (Authorized Settlements Person)

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Authorized Person Name	Authorized Person Signature	Tel#	Email	Authorized Trader (Y/N)	APEX Access (Y/N)	Set-Up/ Amend /Remove APEX Access (Y/N)	Security Settlement Instructions (Y/N)	security Settlement Instruction callback (Y/N)	Cash Settlement inst1yctlons (Y/N)	Security Settlement Instructions (Y/N)	Cash Settlement Callback {Y/N)

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This list of Authorized Persons supersedes any prior list of Authorized Persons BBH may have on file and shall remain in full force and effect until such time as BBH is otherwise notified by the AP in writing.

.

_____________________________________

Name of Authorized Participant

___________________________________________

BlC

________________________________________

DTC Participant Account

________________________________________

Street Address

________________________________________

Town/City, State, Zip Code

Authorized By: _________________________

Name: _________________________

Title: _________________________

Contact#: _________________________

Fax#: _________________________

Date: _________________________

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ANNEX I

ORDER ENTRY SYSTEM/ ELECTRONIC TERMS AND CONDITIONS

This Annex shall govern use by the Participant of the electronic order entry system for placing Purchase Orders and Redemption Orders (collectively, "Orders") made available to the Participant by the Index Receipt Agent (the "System"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Authorized Pa1ticipant Agreement to which this Annex is attached (the "Agreement"). In the event of any conflict between the terms of this Annex and the main body of the Agreement with respect to the placing of Orders, the terms of this Annex shall control.

I .. (a) The Pa1ticipant shall provide to the Index Receipt Agent the AP Authorized Representative Documentation Package certifying the names and signatures of all Authorized Representatives as required by Section 2(d) of the Agreement. The Participant shall be responsible in all respects for each Authorized Representative's use of the System.

(b) It is understood and agreed that each Authorized Representative shall be designated as an authorized user of the Participant for the purpose of the Agreement. Upon termination of the Agreement, the Participant's and each Authorized Representative's access rights with respect to the System shall be immediately revoked.

2.                 The Index Receipt Agent grants to the Participant a limited, non-transferable, and nonexclusive license to use the System solely for the purpose of transmitting Orders and otherwise communicating with the Index Receipt Agent in connection with the same. The Participant shall use the System solely for its own internal and proper business purposes. Except as expressly set forth herein, no license or right of any kind is granted to the Pa1tici pant with respect to the System. The Participant acknowledges that the Index Receipt Agent and its suppliers retain and have ownership, title and exclusive proprietary rights to the System. The Participant further acknowledges that all or a part of the System may be copyrighted or trademarked (or a registration or claim made therefor) by the Index Receipt Agent or its suppliers. The Participant shall not take any action with respect to the System inconsistent with the foregoing acknowledgments. The Participant may not copy, distribute, sell, lease or provide, directly or indirectly, the System or any portion thereof to any other person or entity without the Index Receipt Agent's prior written consent. The Participant may not remove any statutory copyright notice or other notice included

In the System. The Participant shall reproduce any such notice on any reproduction of any portion of the System and shall add any statutory copyright notice or other notice upon the Index Receipt Agent’s request.

3.                 (a) The Participant acknowledges that any user manuals or other documentation (whether in hard copy or electronic format) (collectively, the "Material"), which is delivered or made available to the Pa1ticipant regarding the System is the exclusive and confidential property of the Index Receipt Agent. The Participant shall keep the Material confidential by using the same care and discretion that the Participant uses with respect to its own confidential property and trade secrets, but in no event less than reasonable care. The Participant may make such copies of the Material as is reasonably necessary for the Participant to use the System for purposes of the

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Agreement and shall reproduce the Index Receipt Agent's proprietary markings on any such copy. The foregoing shall not in any way be deemed to affect the copyright status of any of the Material which may be copyrighted and shall apply to all Material whether or not copyrighted. THE INDEX RECEI PT AGENT AND ITS SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE MATERIAL OR ANY PRODUCT OR SERVICE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(b) Upon termination of the Agreement for any reason, the Participant shall return to the Index Receipt Agent all copies of the Material which are in the Participant's possession or under its control.

4.                 The Participant agrees that it shall have sole responsibility for maintaining the security and control of the user IDs, passwords and codes for access to the System provided by the Index Receipt Agent to the Participant, which shall not be disclosed to any third party without the prior written consent of the Index Receipt Agent. The Index Receipt Agent shall be entitled to rely on the Information received by it from the Participant and the Index Receipt Agent may assume that all such information was transmitted by or on behalf of an Authorized Representative, unless the Index Receipt Agent has actual knowledge to the contrary or the Participant previously submitted written notice (via e-mail is permissible) to revoke the relevant Authorized Representative's authority.

5.                 (a) The Index Receipt Agent shall have no liability in connection with the use of the System, the access granted to the Participant and its Authorized Representatives hereunder, or any transaction effected or attempted to be affected by the Participant hereunder, except for damages incurred by the Participant as a direct result of the Index Receipt Agent's gross negligence or willful misconduct. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT JS HEREBY AGREED THAT IN NO EVENT SHALL THE INDEX RECEIPT AGENT OR ANY MANUFACTURER OR SUPPLIER OF EQUIPMENT, SOFTWARE OR SERVICES TO THE INDEX RECEI PT AGENT BE RESPONSIBLE OR LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHICH THE PARTICIPANT MAY INCUR OR EXPERIENCE BY REASON OF ITS HAYING ENTERED INTO OR RELIED ON THE AGREEMENT, OR IN CONNECTION WITH THE ACCESS GRANTED TO THE PARTICIPANT HEREUNDER, OR ANY TRANSACTION EFFECTED OR ATTEMPTED TO BE AFFECTED BY THE PARTICIPANT HEREUNDER, EVEN IF THE INDEX RECEIPT AGENT OR SUCH MANUFACTURER OR SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR SHALL THE INDEX RECEIPT AGENT OR ANY SUCH MANUFACTURER OR SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILA R OR DISSIMILAR CAUSE BEYOND SUCH PERSON'S REASONABLE CONTROL.

(b) The Participant shall not make any deliberate misuse of any element of the System, including, without limitation, hacking, introduction of viruses or any device, method, or token whose knowing or intended purpose is to permit any person to circumvent the normal security and/or operation of the System or any portion thereof, disruption or excessive use or any use in contravention of applicable law, and making any modifications to the System, including without limitation the software, information, formats, and interfaces that comprise the System. The

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Participant will be held strictly liable for decreased effectiveness or efficiency of, or for any errors and omissions arising out of the use of, the System provided to the Index Receipt Agent's other clients as a result of modifications the Participant makes to the System and/or their component parts. The Participant will indemnify, defend and hold the Index Receipt Agent and its suppliers harmless against any losses, expenses, costs, or damages incurred as a result of the Participant's breach of the terms and conditions of this Annex, or its unauthorized use of the System.

6.               The Index Receipt Agent reserves the right to revoke, in its reasonable discretion, the Part occupant's access to the System immediately and without notice upon any breach by the Participant of the terms and conditions of this Annex.

7.               The Index Receipt Agent shall acknowledge through the System its receipt of each Order communicated through the System, and in the absence of such acknowledgment, the Index Receipt Agent shall not be liable for any failure to act in accordance with such Orders and the Participant may not claim that such Order was received by the Index Receipt Agent. The Index Receipt Agent may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by the Index Receipt Agent insufficient time for the Index Receipt Agent to act upon, or in accordance with such instructions or communications.

8.               The participant acknowledges and agrees that encryption may not be available for every communication through the System, or for all data. The Participant agrees that the Index Receipt Agent may deactivate any applicable encryption features at any time, without notice or liability to the Participant, for the purpose of maintaining, repairing or troubleshooting its systems.

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